UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 1, 2018

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California		91764
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 1, 2018, CVB Financial Corp. (the “Company”), the holding company for Citizens Business Bank, issued a press release announcing that pursuant to the Company’s common stock repurchase program (the “Repurchase Program”), the Company has entered into a new Rule 10b5-1 repurchase plan (the “2018 10b5-1 Plan”) on November 1, 2018. Pursuant to the 2018 10b5-1 Plan, a maximum of 6,000,000 shares of the Company’s common stock may be repurchased by the Company beginning on November 1, 2018 until the 2018 10b5-1 Plan expires on October 31, 2019, unless completed sooner or the 2018 10b5-1 Plan is otherwise extended or terminated. On August 11, 2016, the Company’s Board authorized an increase to the Company’s Repurchase Program, originally announced on July 16, 2008, to a maximum of 10,000,000 shares of the Company’s common stock. The Company has repurchased 81,800 shares of its common stock since the date of the announced increase to the Repurchase Program. Accordingly, as of October 31, 2018, 9.9 million of the Company’s shares of common stock remain available for repurchase under the Repurchase Program.

A copy of the press release is included as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 1, 2018.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: November 1, 2018	By: /s/ E. Allen Nicholson
Executive Vice President and Chief Financial Officer